Exhibit 4
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9th Floor, 100 University Avenue
Toronto, ON M5J 2Y1
www.computershare.com
Contact us at:
www.computershare.com/service
Security Class          Common Shares

MR A SAMPLE	Holder Account Number
DESIGNATION (IF ANY)
ADD1	C1234567890 XXX
ADD2
ADD3
ADD4
ADD5
999999999999 ASXQ 1
PROXY
ANNUAL GENERAL MEETING OF SHAREHOLDERS OF PERU COPPER INC. (the “Company”)
TO BE HELD AT THE PACIFIC ROOM, METROPOLITAN HOTEL, 645 HOWE STREET, VANCOUVER, BRITISH COLUMBIA ON MAY 11, 2006, AT 9:00 AM
This proxy is solicited on behalf of the management of the Company. The undersigned registered shareholder (“Registered Shareholder”) of the Company hereby appoints, J. David Lowell, Chairman of the Company, or failing this person, Charles G. Preble, President and Chief Executive Officer of the Company, or in the place of the foregoing,                                          as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting of the Registered Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.
The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein.
Resolutions (For full detail of each item, please see the enclosed Notice of Meeting and Information Circular). Please indicate your voting preference by marking an “X” in the space provided.

		VOTED	WITHHELD

1.	To elect as Director, J. David Lowell

2.	To elect as Director, Charles G. Prelde

3.	To elect as Director, David E. De Witt

4.	To elect as Director, Catherine McLeod-Seltzer

5.	To elect as Director, Carl L. Renzoni

6.	To elect as Director, George F. Ireland

7.	To elect as Director, John P. Fairchild

8.	To elect as Director, Thomas J. O’Neil

9.	To elect as Director, Miguel Grau M.
		VOTED	WITHHELD

10.	To appoint PricewaterhouseCoopers LLP, Chartered Accountants, as Auditors of the Company and authorize the Directors to fix their remuneration

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

SIGN HERE:	Date:

Please Print Name:

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED. SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE

■	1PRXWF	+

INSTRUCTIONS FOR COMPLETION OF PROXY
1.	This Proxy is solicited by the Management of the Company.

2.
This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.
If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Computershare. This proxy ceases to be valid one year from its date.

4.	A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.	A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:
(a)
appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy and for the nominees of management for directors and auditor as identified in this Instrument of Proxy;

     OR
(b)
appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6.
The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received at the office of Computershare no later than 4:00 p.m. (Toronto time) on May 9, 2006, or forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address is:
Computershare Investor Services
Proxy Dept. 100 University Avenue 9th Floor
Toronto Ontario M5J2Y1
Fax: Within North America: 1-866-249-7775 Outside North America: (416) 263-9524